                                                     Registration No. 333-______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   COHU, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    95-1934119
 (State or other jurisdiction               (I.R.S. employer identification no.)
 of incorporation or organization)

                             5755 KEARNY VILLA ROAD
                           SAN DIEGO, CALIFORNIA 92123
               (Address of principal executive offices) (Zip code)

               COHU, INC. 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN
                  COHU, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                  JOHN H. ALLEN
               VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                                    Cohu Inc.
                             5755 Kearny Villa Road
                           San Diego, California 92123
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (619) 277-6700

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.
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
------------------------------------------------------------------------------------------------------
                                     CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
                                                               Proposed
Title of                 Amount            Proposed            maximum                 Amount of
securities to be         to be             maximum offering    aggregate offering      Registration
registered               registered        price per share(1)  price(1)                Fee
------------------------------------------------------------------------------------------------------
1996 Outside Directors Stock Option Plan
----------------------------------------

Common Stock                 30,000               $17.00             $510,000              $154.55

Par Value $1.00              70,000               $30.8125         $2,156,875              $653.60



1997 Employee Stock Purchase Plan
---------------------------------

Common Stock                300,000               $26.19           $7,857,000            $2,380.91

Par Value $1.00

                            -------                               -----------            ---------
TOTAL                       400,000                               $10,523,875            $3,190.00
                            -------                               -----------            ---------






-------------------------
     (1) Estimated pursuant to Rule 457 for purposes of calculating the registration fee. As to shares subject to outstanding options, the offering price is based on the weighted average exercise price. As to remaining shares subject to options, the price is based on the average of the high and low prices of the Common Stock on May 16, 1997, as reported on the Nasdaq National Market. As to shares subject to the 1997 Employee Stock Purchase Plan, the price is based upon 85% of the average of the high and low prices of the Common Stock on May 16, 1997, as reported on the Nasdaq National Market.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     Cohu, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's latest annual report on Form 10-K filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's fiscal year ended December 31, 1996.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Inapplicable.

Item 6.  Indemnification of Directors and Officers

     Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.



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
     The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The By-Laws of the Company provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.  Exemption From Registration Claimed

     Inapplicable.

Item 8.  Exhibits

     See Exhibit Index.

Item 9.  Undertakings

     (a) Rule 415 Offering

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filing incorporating subsequent Exchange Act documents by reference

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for acceleration of effective date or filing of registration statement on Form S-8

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 21, 1997.

                                       Cohu, Inc.


                                       By: /s/ Charles A. Schwan
                                          --------------------------------
                                          Charles A. Schwan, President and
                                          Chief Executive Officer



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
                                POWER OF ATTORNEY

     The officers and directors of Cohu, Inc. whose signatures appear below, hereby constitute and appoint Charles A. Schwan and John H. Allen, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, her or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 21, 1997.


Signature                              Title
--------------------------------------------------------------------------------


/s/ Charles A. Schwan
----------------------------------
Charles A. Schwan                      President, Chief Executive Officer and
                                       Director (Principal Executive Officer)

/s/ John H. Allen
----------------------------------
John H. Allen                          Vice President, Finance and Chief
                                       Financial Officer (Principal Financial
                                       and Accounting Officer)
/s/ William S. Ivans
----------------------------------
William S. Ivans                       Chairman of the Board of Directors


/s/ J. W. Barnes
----------------------------------
J. W. Barnes                           Director


/s/ Harry L. Casari
----------------------------------
Harry L. Casari                        Director


/s/ Frank W. Davis
----------------------------------
Frank W. Davis                         Director


/s/ Gene E. Leary
----------------------------------
Gene E. Leary                          Director



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                                  EXHIBIT INDEX


4.1. Restated and Amended Certificate of Incorporation, as amended, of the Company is incorporated by reference to Exhibit 1 to the Company's 1981 Report on Form 10-K and Exhibit 3.1(a) to the Company's 1996 Report on Form 10-K.

4.2. Amended and Restated Bylaws of the Company is incorporated by reference to Exhibit 3.2 to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 1996.

4.3. Rights Agreement dated November 15, 1996, between Cohu, Inc. and Chase Mellon Shareholder Services, L.L.C., is incorporated by reference to
          Exhibit 4.1 to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 1996.

5         Opinion re legality

23.1      Consent of Counsel (included in Exhibit 5)

23.2      Consent of Ernst & Young LLP

24 Power of Attorney (included in signature pages to this registration statement)



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